UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-153486-99	26-3853402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA	17032
(Address of principal executive offices)	(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 30, 2010, Riverview National Bank entered into an Executive Deferred Compensation Agreement with Kirk Fox, President of Riverview Financial Corporation and Riverview National Bank (the “Agreement”).

Pursuant to the Agreement, Mr. Fox may annually elect to defer a percentage of his base salary, bonus, and any performance based compensation.  Prior to the distribution of benefits, the deferred amount shall earn interest at a rate equal to the average yield on the 30-year A-rated corporate bond index for the month of December of the prior plan year.  Upon his separation of service or disability, Mr. Fox will receive the amount credited to his deferral account payable in one hundred twenty monthly installments; provided further that if the separation of service occurs after a change in control, he will receive the payment in a lump sum.

Attached hereto as Exhibit 99.1 is a copy of the agreement dated June 30, 2010 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Executive Deferred Compensation Agreement by and between Riverview National Bank and Kirk Fox dated June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: July 1, 2010	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer

Exhibit Index

99.1	Executive Deferred Compensation Agreement by and between Riverview National Bank and Kirk Fox dated June 30, 2010.